Exhibit 3.44

CODE OF REGULATIONS

OF

ROADWAY MANAGED RETURN SERVICES, INC.

CODE OF REGULATIONS

OF

ROADWAY MANAGED RETURN SERVICES, INC.

ARTICLE I

OFFICES

Section 1. The principal office of the Corporation shall be located in the City of Akron, County of Summit, State of Ohio.

Section 2. The Corporation may also have offices at such other places both within and without the State of Ohio as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Annual meetings of Shareholders shall be held in the City of Akron, at such place as may be fixed from time to time by the Board of Directors, or at such other place within or without the State of Ohio as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2. Annual Meetings of Shareholders, commencing with the year 1994, shall be held on the third Thursday in January, if not a legal holiday, and if a legal holiday, then on the next business day following or at such other date and time within ninety (90) days thereafter as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the Shareholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Meetings of Shareholders may be held at such time and place within or without the State of Ohio as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 4. Special meetings of the Shareholders shall be called upon the written request of the Chairman of the Board, the President or, in case of the

President’s absence, death or disability, the Vice President authorized to exercise the authority of the President, the Directors by action at a meeting, or a majority of the Directors acting without a meeting, or of Shareholders representing at lest twenty-five percent (25%) of all shares entitled to vote. Notices for such meetings shall specify the time, place and purposes thereof. No business other than that specified in the notice shall be considered at any Special Meeting.

Section 5. Written or printed notice of a Special Meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to notice of such meeting. If mailed, such notice shall be addressed to the Shareholder at his address as it appears on the records of the Corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. Business transacted at any Special Meeting of Shareholders shall be in accordance with the purposes as stated in the Notice.

ARTICLE III

QUORUM AND VOTING OF STOCK

Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute, the Articles of Incorporation or this Code of Regulations. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders present in person or represented by proxy and entitled to vote, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting for which notice was originally delivered.

Section 2. If a quorum is present, except as provided in Section 2 of Article II, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the Shareholders unless the vote of a greater number of shares of stock is required by statute, the Articles of Incorporation or this Code of Regulations.

Section 3. Any action required to be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to notice of such Meeting of the Shareholders, unless otherwise provided for by statute, the Articles of Incorporation or this Code of Regulations. Such writing or writings shall be filed with or entered upon the records of the Corporation.

ARTICLE IV

DIRECTORS

Section 1. The Board of Directors shall consist of such number of persons, not less than two (2), as may be determined from time to time by the Shareholders at any Annual Meeting of Shareholders or any Special Meeting of Shareholders called for the election of Directors, provided that where all the shares of the Corporation are owned of record by one or two Shareholders, the number of Directors may be less than two, but not less than the number of Shareholders. Directors need not be residents of the State of Ohio nor Shareholders of the Corporation. Except as provided in Section 2 of this Article IV, the election of Directors shall be at the Annual Meeting of the Shareholders, or in default thereof, at a Special Meeting called for that purpose, and shall be by ballot if there are more nominees than the number of Directors to be elected. Directors shall hold office until the expiration of their term for which they were elected and shall continue in office until their respective successors are duly elected and qualified. A fixed term of a Director shall not exceed three (3) years.

Section 2. Any vacancy occurring in the Board of Directors may be filled by action of the Shareholders or by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

Section 3. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an Annual Meeting of Shareholders or at a Special Meeting of Shareholders called for that purpose. A Director elected to fill a newly-created directorship shall serve until the next succeeding annual meeting of Shareholders and until his successor is duly elected and qualified.

Section 4. The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by this Code of Regulations directed or required to be exercised or done by the Shareholders.

Section 5. The Directors may cause the books of the Corporation to be kept outside the State of Ohio at such places as they may from time to time determine.

Section 6. For their own government the Directors may adopt bylaws not inconsistent with the law, the Articles of Incorporation or this Code of Regulations.

ARTICLE V

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Ohio.

Section 2. Meetings of the Board of Directors, regular or special, may be called by the Chairman of the Board, the President, any Vice President (in the absence or disability of the President), or any one Director on two (2) day’s notice to each Director, either personally, by telephone, by mail, by telegram or by cablegram.

Section 3. A majority of the whole authorized number of Directors is necessary to constitute a quorum for a meeting of the Directors except that a majority of the Directors in office constitutes a quorum for filling a vacancy in the Board. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, the Articles of Incorporation or this Code of Regulations. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

ARTICLE VI

EXECUTIVE COMMITTEE

Section 1. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by the Code of Regulations or otherwise, may designate two or more Directors to constitute an executive committee or any other committee of the Directors, which committees, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by statute, the Articles of Incorporation or this Code of Regulations.

Section 2. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

ARTICLE VII

OFFICERS

Section 1. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary and a Treasurer. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, by the Articles of Incorporation or by this Code of Regulations, to be executed, acknowledged or verified by any two or more officers.

Section 2. The Board of Directors may elect such officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 3. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected by the Board of Directors may be removed with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

ARTICLE VIII

AMENDMENTS

Section 1. This Code of Regulations may be amended or new regulations may be adopted by the Shareholders, at a meeting held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise the majority of the voting power of the Corporation on such proposal, or without a meeting, by the written consent of the holders of shares entitling them to exercise a majority of the voting power on such proposal.

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